SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  January 13, 1994



                         Seafield Capital Corporation
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            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
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     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
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            (Registrant's telephone number, including area code)



     Item 5.   Other Events.

          Seafield Capital Corporation announced on January 12, 1994 that it purchased 382,350 shares of Seafield's common stock at a price of $33.875 per share from an institutional shareholder in a single transaction. The total amount of the purchase was $12,952,106.25.
          The purchase reduces Seafield's total shares outstanding to 6,350,895.

          Prior to this purchase, Seafield had $4.6 million remaining out of an original $50 million authorization to repurchase Seafield common stock. On January 12, 1994, the Seafield board of directors approved the additional authorization necessary to complete this transaction. This completes Seafield's treasury share repurchase program.

          Seafield has $8.4 million of additional authorization remaining to purchase Home Office Reference Laboratory, Inc. (HORL) common shares out of a total authorization of $25 million.

          A news release containing this information was issued on January 12, 1994.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  January 13, 1994               By:  /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary